NICOR Inc.
                                                              Form 10-K/A
                                                              Exhibit 23.02





              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference of our reports on the financial statements of the NI-Gas Savings Investment Plan and the NI-Gas Thrift Plan, dated June 26, 1997, included in NICOR Inc.'s Form 10-K/A, Amendment No. 1, for the year ended December 31, 1996, into the company's previously filed Form S-3 Registration Statement in connection with the NICOR Automatic Dividend Reinvestment and Stock Purchase Plan (No. 33-56871), and Form S-8 Registration Statements in connection with the NICOR Employee Stock Purchase Plan (No. 33-1732), the NI-Gas Savings Investment Plan (No. 33-56867), the NI-Gas Thrift Plan
(No. 33-60689), the NICOR 1989 Long-Term Incentive Plan (No. 33-31029), the Birdsall, Inc. Retirement Savings Plan (No. 333-28579) and the NICOR Inc. 1997 Long-Term Incentive Plan (No. 333-28699).



                                          ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP

Chicago, Illinois
June 26, 1997